Exhibit 5.1
[Jones Day Letterhead]
                                        , 20
Quicksilver Resources Inc.
777 W. Rosedale Street
Fort Worth, Texas 76104
Re: Registration Statement on Form S-3 Filed by Quicksilver Resources Inc. and the Co-Registrants Named Therein
Ladies and Gentlemen:
     We have acted as counsel to Quicksilver Resources Inc., a Delaware corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of: (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and associated preferred stock purchase rights of the Company which may be issued to holders of the Common Stock (the “Rights”); (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock or issuable upon exercise of a warrant to purchase Preferred Stock; (iii) depositary shares representing fractional interests in Preferred Stock (the “Depositary Shares”); (iv) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be: (A) guaranteed by the Company’s subsidiaries listed on Annex A hereto (the “Subsidiary Guarantors”) by the issuance from time to time, on a delayed basis, of guarantees of the Debt Securities (the “Subsidiary Guarantees”), and/or (B) convertible into or exchangeable for Common Stock or other securities or issuable upon exercise of a warrant to purchase Debt Securities; (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares or any combination thereof (the “Warrants”); (vi) purchase contracts for the purchase or sale of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants or securities of a third party at a future date or dates (the “Purchase Contracts”), which may be issued separately or as part of units consisting of a Purchase Contract and debt securities, preferred securities, warrants or debt obligations of third parties securing the holders’ obligations under a Purchase Contract; and (vii) units consisting of one or more of the securities described in clauses (i) through (vi) above and which may include debt obligations of third parties (the “Units”), in each case as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Common Stock, the Rights, the Preferred Stock, the Depositary Shares, the Debt Securities, the Subsidiary Guarantees, the Warrants, the Purchase Contracts, and the Units are collectively referred to herein as the “Securities” and each, a “Security.” The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”). The Debt Securities are to be issued under an Indenture, dated as of December 22, 2005 (as the same may be supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as successor trustee (the “Trustee”).
     In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:
          1. The shares of Common Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.
          2. When issued in accordance with the Rights Agreement, dated as of March 11, 2003, between the Company and Mellon Investor Services LLC, as rights agent, as amended and restated December 20, 2005 and as it may be further amended from time to time (the “Rights Agreement”), the Rights will be validly issued and will constitute valid and binding obligations of the Company.
          3. The shares of Preferred Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

          4. The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued.
          5. The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.
          6. The Subsidiary Guarantees (a) when duly executed by the Subsidiary Guarantors and (b) delivered to the purchaser or purchasers of the related Debt Securities, upon receipt by the Company of such lawful consideration for the related Debt Securities as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Subsidiary Guarantors.
          7. The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.
          8. The Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.
          9. The Units, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.
     In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions duly adopted by the respective boards of directors or other appropriate governing bodies (or duly authorized committees thereof) of the Company and, as applicable, the Subsidiary Guarantors, the respective constituent governing documents of the Company and, as applicable, the Subsidiary Guarantors, and applicable law; (iv) the Company and, as applicable, the Subsidiary Guarantors will issue and deliver the Securities in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the Company and, as applicable, the Subsidiary Guarantors to issue, offer and sell the Securities will have been duly adopted by the respective boards of directors or other appropriate governing bodies of the Company and, as applicable, the Subsidiary Guarantors, and will be in full force and effect at all times at which the Securities are offered or sold by the Company and, as applicable, the Subsidiary Guarantors; and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.
     With respect to any Securities consisting of any series of Debt Securities and the Guarantees, we have further assumed that: (i) that the Indenture is, and any supplemental indenture will be, a valid and binding obligation of the Trustee; (ii) that all terms of the Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation, duly executed and delivered by the Company, the Subsidiary Guarantors and the Trustee, as applicable; and (iii) that the Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.
     With respect to any Securities consisting of Preferred Stock, we have further assumed that the Company will issue and deliver the shares of Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware of a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation, approved by us, establishing the designations, preferences and rights of the class or series of the Preferred Stock being issued.

     With respect to any Securities consisting of Depositary Shares, we have further assumed that the Depositary Shares will be (i) issued and delivered after due authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares to be entered into between the Company and an entity (the “Depositary”) selected by the Company to act as depository (the “Deposit Agreement”), and (ii) issued after the Company deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are duly authorized, validly issued and fully paid as contemplated by the Registration Statement and the Deposit Agreement.
     With respect to any Securities consisting of Warrants, we have further assumed that (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been duly authorized, executed and delivered by the Company, and (ii) the Warrants will be duly authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.
     With respect to any Securities consisting of Purchase Contracts, we have further assumed that (i) the purchase contract agreement, approved by us, relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent (the “Purchase Contract Agent”) will have been duly authorized, executed and delivered by the Company and will be construed in accordance with laws of the State of New York and (ii) the Purchase Contracts will be duly authorized, executed, and delivered by the Company and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement.
     With respect to any Securities consisting of Units, we have further assumed that each component of such Unit will be duly authorized, validly issued and fully paid (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement, if any.
     Our opinions are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.
     As to facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others and have not independently checked or verified the accuracy of such statements and representations. The opinions expressed herein are limited to the laws of the State of New York, the laws of the State of Texas and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to any other law of the State of Delaware or the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Certain Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,

ANNEX A
Subsidiary Guarantors

Name	Jurisdiction
Cowtown Gas Processing L.P.	Texas
Cowtown Pipeline Funding, Inc.	Delaware
Cowtown Pipeline Management, Inc.	Texas
Cowtown Pipeline L.P.	Texas